UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):

December 12, 2011
SPARTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-5911	43-0761773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
120 S. Central Avenue, Suite 1700

Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SPARTECH CORPORATION
FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement .

On December 6, 2011, Spartech Corporation, (the “Company”) concurrently entered into: (i) a Third Amendment to Amended and Restated Credit Agreement, by and among the Company, certain of its subsidiaries, the lenders party to the agreement from time to time, and PNC Bank, National Association, as administrative agent for the lenders (the “Credit Agreement Amendment”); and (ii) a Fourth Amendment to Amended and Restated Note Purchase Agreement, by and among the Company and the holders of the Company's 6.58% Senior Notes due 2016 (the “Note Agreement Amendment,” and together with the Credit Agreement Amendment, the “Amendments”). Capitalized terms used but not defined herein have the meanings for such terms set forth in the Amendments.
The following summarizes the material terms of the Amendments:

•
Under the Amendments, beginning in the fourth quarter of the Company's 2012 fiscal year, the calculation of the Company's Fixed Charge Coverage ratio will exclude (except for purposes of determining whether a Restricted Payment can be made) 50% of scheduled installment payments of principal on the Company's Consolidated Indebtedness.

•
The minimum Fixed Charge Coverage ratio was amended: (i) from 1.40 to 1.00 to 1.20 to 1.00 at the end of the fourth quarter of its 2012 fiscal year and the first quarter of its 2013 fiscal year; and (ii) from 1.40 to 1.00 to 1.30 to 1.00 at the end of the second quarter of its 2013 fiscal year and thereafter.

•	The maximum Leverage Ratio was amended from 3.25 to 1 during the third quarter of the Company's 2012 fiscal year to 3.00 to 1.00.

•
The Amendments change the $30,000,000 cap on annual Capital Expenditures when the Company's leverage ratio exceeds the specified level so that beginning with the Company's 2013 fiscal year, the $30,000,000 cap will be increased by the amount of permitted Capital Expenditures not used during the prior fiscal year and the cap applies when the Company's Leverage Ratio exceeds 2.50 to 1.00 from the prior 3.00 to 1.00.

•
The interest rate on the outstanding 6.58% Senior Notes due 2016 beginning December 6, 2011 was increased by 50 basis points to 7.08% until the Company obtains and maintains an unsecured debt rating of BBB- or better from Fitch, Inc. or a comparable rating from another nationally recognized statistical rating organization.

In connection with the Credit Agreement Amendment and the Note Agreement Amendment, the Company paid approximately $500,000 in fees.

Item 2.02.	Results of Operations and Financial Condition.
On December 12, 2011, Spartech Corporation issued a press release relating to its earnings results for its fourth quarter ended October 29, 2011. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

99.1	Press release of Spartech Corporation dated December 12, 2011

The Registrant will post this Form 8-K on its Internet website at www.spartech.com. References to the Registrant's website address are included in this Form 8-K and the press release only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant's website does not constitute part of this Form 8-K or the press release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date: December 12, 2011	By:	/s/ Randy C. Martin
Randy C. Martin
Executive Vice President Corporate Development And Chief Financial Officer Spartech Corporation